Exhibit 99.1

Filed by Old National Bancorp
Pursuant to Rule 425 under the Securities Act of 1933

Subject Company: Founders Financial Corporation
SEC Registration Statement No.: 333-198642

NASDAQ: ONB

oldnational.com

FOR IMMEDIATE RELEASE October 27, 2014	Contacts:
Media:
Kathy A. Schoettlin – (812) 465-7269
Executive Vice President – Communications

Financial Community:
Lynell J. Walton – (812) 464-1366
Senior Vice President – Investor Relations

Old National’s 3rd quarter highlighted by 6.5% annualized organic loan growth (excluding covered loans) and a continued strong loan pipeline

3RD QUARTER HIGHLIGHTS:

•	Earnings of $29.1 million represent a 21.7% increase over the $23.9 million earned in the 3rd quarter of 2013

•	Earnings include $3.6 million of pre-tax merger and integration expenses and a $19.1 million pre-tax unfavorable change in indemnification asset

•	Credit quality and capital levels remained strong

•	United Bancorp, Inc. acquisition completed

Evansville, Ind. (Oct 27, 2014) – Today Old National Bancorp (the “Company” or “Old National”) (NASDAQ: ONB) reported 3rd quarter 2014 net income of $29.1 million, or $.26 per share. Benefitting current quarter results was $34.3 million of accretion income which was partially offset by a $19.1 million adjustment to our FDIC indemnification asset. Accretion income was particularly high during the third quarter due to the successful resolution of two large loans that had been acquired in the Company’s FDIC-assisted acquisition of Integra Bank. Also included in the current quarter were $3.6 million of pre-tax merger and integration expenses. These quarterly results represent an increase of 44.4% over the earnings per share of $.18 recorded in the 2nd quarter of 2014 and a 13.0% increase over the earnings per share of $.23 in the 3rd quarter of 2013. Included in 2nd quarter 2014 results were $6.3 million of merger and integration expenses, a $10.5 million unfavorable change in the indemnification asset and $17.6 million in accretion income. Included in 3rd quarter 2013 results were $2.4 million of merger and integration expenses, a $2.1 million unfavorable change in the indemnification asset and $13.1 million in accretion income.

Old National Bancorp’s Board of Directors also declared a quarterly cash dividend of $.11 per share on the Company’s outstanding shares. This dividend is payable December 15, 2014, to shareholders of record on December 1, 2014. For purposes of broker trading, the ex-date of the cash dividend is November 26, 2014.

“For the second consecutive quarter, strong organic loan growth and a strong loan pipeline served as the catalyst for Old National’s earnings success,” said Old National President & CEO Bob Jones. “It’s also worth noting that our earnings of $29.1 million exceeded analysts’ consensus estimates despite integration expenses and an anticipated unfavorable change in our indemnification asset. Coupled with our continued strong credit quality and capital position, and the completion of our United Bancorp partnership, these results demonstrate the ongoing success of our growth strategy.”

Committed to our Strategic Imperatives and 2014 Initiatives

Old National’s continued steady performance and strong credit and capital positions can be attributed to the Company’s unwavering commitment to the following three strategic imperatives: 1. Strengthen the risk profile; 2. Enhance management discipline; and 3. Achieve consistent quality earnings.

Guided by these three strategic imperatives, Old National’s primary initiatives for 2014 are: 1. Continue to grow core revenue; 2. Reduce operating expense; and 3. Transform the franchise into higher-growth markets, all while maintaining a strong credit culture and capital position.

Grow Core Revenue

Balance Sheet and Net Interest Margin

Total period-end loans at September 30, 2014, increased $705.0 million to $6.255 billion from $5.550 billion at June 30, 2014. The acquisition of United Bancorp, Inc. (“United”) added $631.0 million to September 30 balances while $86.9 million of the increase (excluding covered loans) resulted from organic loan growth occurring across all of Old National’s major loan segments.

On average, total loans increased $603.2 million to $5.983 billion in the 3rd quarter of 2014 compared to $5.380 billion in the 2nd quarter of 2014. The acquisition of United added $418.4 million to quarterly average balances in the 3rd quarter. Partially offsetting this increase was a $20.9 million decrease in average covered loan balances during the 3rd quarter of 2014.

Excluding covered loans acquired in the 2011 FDIC-assisted acquisition of Integra Bank, total loans increased $717.8 million to $6.097 billion at September 30, 2014, from $5.379 billion at June 30, 2014. The acquisition of United added $631.0 million to September 30, 2014, balances. The Terre Haute, Indiana market, Louisville, Kentucky market, and the Michigan/Northern Indiana branches acquired last year contributed $33.3 million, $19.4 million and $19.3 million, respectively, to this increase in loan volume.

At September 30, 2014, total core deposits, including demand and interest-bearing deposits, increased $650.3 million to $8.168 billion, compared to the $7.517 billion at June 30, 2014. The acquisition of United added $721.5 million to September 30, 2014, period-end core deposit balances. On average, total core deposits increased $472.0 million to $7.945 billion during the 3rd quarter of 2014 compared to $7.473 billion during the 2nd quarter of 2014. The acquisition of United added $483.4 million in average core deposits to 3rd quarter 2014 balances.

Total investments, including money market accounts, decreased $22.8 million to $3.434 billion from $3.456 billion at June 30, 2014. On average, total investments, including money market accounts, increased $111.6 million, to $3.462 billion at September 30, 2014, from $3.350 billion at June 30, 2014. The primary driver of the increase in quarterly averages can be attributed to the acquisition of United in the 3rd quarter of the current year.

Old National reported net interest income of $108.4 million in the 3rd quarter of 2014 compared to $84.5 million in the 2nd quarter of 2014, and $78.0 million in the 3rd quarter of 2013. Net interest income on a fully taxable equivalent basis was $112.9 million for the 3rd quarter of 2014 and represented a net interest margin on total average earning assets of 4.78%. These results compare to net interest income on a fully taxable equivalent basis of $88.7 million and a margin of 4.07% in the 2nd quarter of 2014 and net interest income on a fully taxable equivalent basis of $82.4 million and a margin of 3.96% for the 3rd quarter of 2013. Refer to Tables A and B for Non-GAAP taxable equivalent reconciliations.

The following table presents amounts and basis points related to the accretion of purchase accounting discounts recorded in net interest income during the periods presented from various Old National acquisitions:

($ in millions)	3Q13	3Q13*	2Q14	2Q14*	3Q14	3Q14*
Monroe Bancorp	$1.8	9 bps	$0.9	4 bps	$0.8	3 bps
Integra Bank	6.5	31 bps	12.2	56 bps	24.8	105 bps
Indiana Community Bancorp	4.8	23 bps	3.2	15 bps	2.9	13 bps
Tower Financial	—	—	1.3	6 bps	2.5	11 bps
United Bancorp	—	—	—	—	3.3	14 bps

Total	$13.1	63 bps	$17.6	81 bps	$34.3	146 bps

*	Represents basis points.

Fees, Service Charges and Other Revenue

Total fees, service charges and other revenue represent an important component of Old National’s revenue stream and amounted to $31.7 million for the 3rd quarter of 2014. This compares to $37.9 million in the 2nd quarter of 2014 and $47.5 million in the 3rd quarter of 2013. The decline is attributable to a $19.1 million unfavorable change in the indemnification asset relating to the 2011 FDIC-assisted acquisition of Integra Bank reported in the 3rd quarter of 2014, compared to unfavorable changes of $10.5 million and $2.1 million recorded in the 2nd quarter of 2014 and the 3rd quarter of 2013, respectively.

“I am particularly pleased with the significant progress our workout officers made this quarter in resolving several large impaired loans acquired in our FDIC-assisted transaction,” noted Old National CFO Chris Wolking. “Of course the successful resolution of these loans resulted in high amortization expense of the indemnification asset (“IA”) during the quarter; but the lower covered loan and IA balances should reduce the volatility in both our accretion income and IA amortization expense going forward. It is also worth noting, that at September 30, 2014, the balance of the FDIC loss sharing asset was down to $28 million; $13.4 million of which we expect will be amortized and reported as a reduction of noninterest income over the next 24 months, while the remainder should be collected from the FDIC.”

The United acquisition contributed an additional $1.8 million in fees, service charges and other revenue during the current quarter. Old National’s fee-based businesses of insurance and wealth management saw year-over-year increases from the 3rd quarter of 2013 (exclusive of the contributions from the recent United and Tower acquisitions) of $.9 million and $.8 million, respectively, while the investments business revenue declined slightly over the same period.

Reduce Operating Expense

Old National reported total noninterest expenses of $100.0 million in the 3rd quarter of 2014 compared to $98.1 million in the 2nd quarter of 2014 and $96.7 million recorded in the 3rd quarter of 2013. The United acquisition added $4.5 million in operational costs during the current quarter. Included in Old National’s 3rd quarter 2014 noninterest expenses were $3.6 million of merger and integrations charges. This compares to merger and integration charges of $6.3 million and $2.4 million incurred by Old National in the 2nd quarter of 2014 and the 3rd quarter of 2013, respectively.

Transform the Franchise into Higher-Growth Markets

On July 28, 2014, Old National announced that it entered into a definitive agreement to acquire Founders Financial Corporation of Grand Rapids, Michigan in a stock and cash merger. This acquisition will provide an entry point for Old National into the vibrant Grand Rapids market with 4 banking center locations and nearly $466.2 million in total assets as of June 30, 2014. On October 24, 2014, Old National announced that it had received the necessary regulatory approval for the transaction, which is still subject to the approval of the shareholders of Founders Financial Corporation, as well as the satisfaction of customary closing conditions.

On July 31, 2014, Old National Bancorp completed its acquisition of United. The acquisition added $631.0 million of loans (net of a $42.9 million loan mark) and $721.5 million of core deposits to the Old National franchise at September 30, 2014.

The necessary regulatory and shareholder approvals have been received on the pending acquisition of Lafayette, Indiana-based LSB Financial Corp. The transaction is expected to close on November 1, 2014, subject to customary closing conditions.

Maintain a Strong Credit Culture

Old National’s credit quality remained strong, as the Company recorded provision expense of $2.6 million and net charge-offs of $.5 million in the 3rd quarter of 2014. These results compare to a provision recapture (negative provision expense) of $.4 million and net charge-offs of $1.0 million, and a provision recapture of $1.7 million and net charge-offs of $.3 million, in the 2nd quarter of 2014 and the 3rd quarter of 2013, respectively. Net charge-offs for the 3rd quarter of 2014 were .03% of average total loans on an annualized basis, compared to net charge-offs of .07% of average total loans in the 2nd quarter of 2014 and net charge-offs of .02% of average total loans in the 3rd quarter of 2013.

Excluding covered loans, Old National’s net charge-offs for the 3rd quarter of 2014 were $.8 million, compared to net charge-offs of $.1 million recorded in the 2nd quarter of 2014 and net charge-offs of $.3 million recorded in the 3rd quarter of 2013. Old National recorded provision expense, excluding covered loans, of $3.0 million in the 3rd quarter of 2014, compared to a provision expense of $1.1 million and provision recapture of $1.3 million in the 2nd quarter of 2014 and the 3rd quarter of 2013, respectively.

Excluding covered loans, Old National’s allowance for loan losses at September 30, 2014, was $44.7 million, or ..73% of total loans, compared to an allowance of $42.5 million, or .79% of total loans at June 30, 2014, and $42.3 million, or .88% of total loans, at September 30, 2013. The coverage of allowance to non-performing loans, excluding covered loans, stood at 30% at September 30, 2014, compared to 36% at June 30, 2014, and 35% at September 30, 2013.

“A second consecutive quarter of strong loan growth led us to record a $2.6 million provision expense for the 3rd quarter, compared to a $.4 million provision recapture for the previous quarter,” said Daryl Moore, Chief Credit Officer. “The 3rd quarter also saw a continuation of our strong credit metrics.”

The loan portfolios booked with the acquisitions of Tower Financial Corporation and United Bancorp, Inc., which closed in the 2nd and 3rd quarters of 2014, respectively, were recorded at fair value in accordance with ASC 805 at the date of acquisition. Therefore, no allowance for loan losses is recorded on the acquisition date.

The following table presents certain credit quality metrics related to Old National’s loan portfolio:

($ in millions)	3Q13	3Q13*	2Q14	2Q14*	3Q14	3Q14*
Non-Performing Loans (NPLs)	$162.3	$121.6	$139.5	$118.0	$164.6	$147.5
Problem Loans (Including NPLs)	223.9	178.3	228.7	203.9	245.1	226.1
Special Mention Loans	139.4	129.5	119.4	112.9	175.8	170.5
Net Charge-Off Ratio	.02%	.03%	.07%	.01%	.03%	.05%
Provision for Loan Losses	$(1.7)	$(1.3)	$(0.4)	$1.1	$2.6	$3.0
Allowance for Loan Losses	47.3	42.3	46.2	42.5	48.3	44.7

*	Excludes covered loans.

Maintain a Strong Capital Position

Maintaining a strong capital position continues to be a top priority for Old National. Old National’s capital position remained above industry requirements at September 30, 2014, with regulatory tier 1 and total risk-based capital ratios of 13.0% and 13.8%, respectively, compared to 14.0% and 14.7% at June 30, 2014, and 14.2% and 15.1% at September 30, 2013. In accordance with a Rule 10b5-1 plan that the Company adopted on August 25, 2014, Old National repurchased 1.0 million shares of stock during the 3rd quarter of 2014.

The following table presents Old National’s risk-based and leverage ratios compared to industry requirements:

	Well Capitalized	ONB at September 30, 2014
Tier 1 Risk-Based Capital Ratio	≥ 6%	13.0%
Total Risk-Based Capital Ratio	≥ 10%	13.8%
Tier 1 Leverage Capital Ratio	≥ 5%	8.9%

At September 30, 2014, Old National’s ratio of tangible common equity to tangible assets was 8.23%, compared to 8.42% at June 30, 2014, and 8.41% at September 30, 2013. Refer to Table 1 for Non-GAAP reconciliations.

About Old National

Old National Bancorp (NASDAQ: ONB), the holding company of Old National Bank, is the largest financial services holding company headquartered in Indiana and, with $11.2 billion in assets, ranks among the top 100 banking companies in the U.S. Since its founding in Evansville in 1834, Old National Bank has focused on community banking by building long-term, highly valued partnerships with clients. Today, Old National’s footprint includes Indiana, Western Kentucky and Louisville, Southern Illinois and Central and Western Michigan. In addition to providing extensive services in retail and commercial banking, wealth management, investments and brokerage, Old National also owns Old National Insurance, one of the 100 largest brokers in the U.S. For more information and financial data, please visit Investor Relations at oldnational.com.

Conference Call

Old National will hold a conference call at 10:00 a.m. Central Time on Monday, October 27, 2014, to discuss 3rd quarter 2014 financial results, strategic developments, and the Company’s financial outlook. The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 8:00 a.m. Central Time on October 28 through November 10. To access the replay, dial 1-855-859-2056, Conference ID Code 19288537.

Use of Non-GAAP Financial Measures

This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Old National’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this release or the Quarterly Financial Trends supplement to this earnings release, which can be found on Investor Relations at oldnational.com.

Table 1: Non-GAAP Reconciliation-Tangible Equity to Tangible Assets

(end of period balances - $ in millions)	September 30, 2013	June 30, 2014	September 30, 2014
Total Shareholders’ Equity	$1,159.3	$1,277.3	$1,407.2
Deduct: Goodwill and Intangible Assets	(379.3)	(439.3)	(530.5)
Tangible Shareholders’ Equity	$779.9	$838.1	$876.7
Total Assets	$9,652.1	$10,387.9	$11,179.8
Add: Trust Overdrafts	.1	—	.1
Deduct: Goodwill and Intangible Assets	(379.3)	(439.3)	(530.5)
Tangible Assets	$9,272.8	$9,948.7	$10,649.4
Tangible Equity to Tangible Assets	8.41%	8.42%	8.23%

Additional Information for Shareholders of Founders Financial Corporation

The information in this press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, Old National Bancorp (“Old National”) has filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 (Registration Statement No. 333-198642) that includes a Proxy Statement of Founders Financial Corporation (“Founders”) and a Prospectus of Old National, as well as other relevant documents concerning the proposed transaction. The SEC declared the Form S-4 Registration Statement effective on September 23, 2014. A definitive Proxy Statement/Prospectus was mailed to Founders shareholders on or about September 29, 2014. Founders shareholders are urged to read the Registration Statement and the definitive Proxy Statement/Prospectus regarding the merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information. A free copy of the definitive Proxy Statement/Prospectus, as well as other filings containing information about Old National, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Old National at www.oldnational.com under the tab “Investor Relations” and then under the heading “Financial Information.”

Old National and Founders and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Founders in connection with the proposed merger. Information about the directors and executive officers of Old National is set forth in the proxy statement for Old National’s 2014 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 14, 2014. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the definitive Proxy Statement/Prospectus regarding the proposed merger. Free copies of this document may be obtained as described in the preceding paragraph.

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National Bancorp’s (“Old National’s”) financial condition, results of operations, asset and credit quality trends and profitability and statements about the expected timing, completion, financial benefits and other effects of Old National’s pending mergers with LSB Financial Corp (“LSB”) and Founders Financial Corporation (“Founders”). Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and other financial benefits from the pending merger might not be realized within the expected timeframes and costs or difficulties relating to integration matters might be greater than expected; the requisite shareholder and regulatory approvals for the pending merger with Founders might not be obtained; market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s business; competition; government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); ability of Old National to execute its business plan; changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of our internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; other matters discussed in this press release and other factors identified in our Annual Report on Form 10-K and other periodic filings with the SEC. These forward-looking statements are made only as of the date of this press release, and Old National does not undertake an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this press release.

OLD NATIONAL BANCORP Financial Highlights (Table A)

	Three-Months Ended
($ in thousands except per-share data) (FTE) Fully taxable equivalent basis.	Sept. 30, 2014	June 30, 2014	$ Change	% Change
Income Data:
Net Interest Income	$108,367	$84,482	$23,885	28.3
Taxable Equivalent Adjustment	4,488	4,256	232	5.5
Net Interest Income (FTE)	112,855	88,738	24,117	27.2
Fees, Service Charges and Other Revenues	31,664	37,893	(6,229)	(16.4)
Securities Gains (Losses) (a)	2,713	1,689	1,024	60.6
Derivative Gains (Losses)	41	71	(30)	(42.3)
Total Revenue (FTE)	147,273	128,391	18,882	14.7
Provision for Loan Losses	2,591	(400)	2,991	N/M
Noninterest Expense	99,965	98,104	1,861	1.9
Income before Taxes	44,717	30,687	14,030	45.7
Provision for Taxes (FTE)	15,583	11,914	3,669	30.8
Net Income	29,134	18,773	10,361	55.2

Per Common Share Data: (Diluted) (b)
Net Income	0.26	0.18	0.08	44.4
Average Diluted Shares Outstanding	111,947	104,361	7,586	7.3
Book Value	12.35	12.07	0.28	2.3
Stock Price	12.97	14.28	(1.31)	(9.2)

Performance Ratios:
Return on Average Assets	1.07%	0.75%	0.32	42.7
Return on Average Common Equity (c)	8.54	6.00	2.54	42.3
Net Interest Margin (FTE)	4.78	4.07	0.71	17.4
Other Expense to Revenue (Efficiency Ratio) (d)	67.41	75.85	(8.44)	(11.1)
Net Charge-offs to Average Loans (e)	0.05	0.01	0.04	N/M
Reserve for Loan Losses to Ending Loans (e)	0.73	0.79	(0.06)	(7.6)
Non-Performing Loans to Ending Loans (e)	2.43	2.20	0.23	10.5

Balance Sheet:
Average Assets	$10,853,047	$10,012,474	$840,573	8.4
End of Period Balances:
Assets	11,179,752	10,387,933	791,819	7.6
Investments	3,407,989	3,435,463	(27,474)	(0.8)
Money Market Investments (f)	25,599	20,887	4,712	22.6
Commercial Loans and Leases	1,667,150	1,520,477	146,673	9.6
Commercial Real Estate Loans	1,659,565	1,405,714	253,851	18.1
Consumer Loans	1,345,720	1,162,506	183,214	15.8
Residential Real Estate Loans	1,570,000	1,450,171	119,829	8.3
Residential Real Estate Loans Held for Sale	12,875	11,398	1,477	13.0
Earning Assets	9,688,898	9,006,616	682,282	7.6
Core Deposits (Excluding Brokered CDs)	8,167,743	7,517,440	650,303	8.7
Borrowed Funds (Including Brokered CDs)	1,406,537	1,407,156	(619)	—
Common Shareholders’ Equity	1,407,180	1,277,331	129,849	10.2

(a)	Includes $0 and $0, respectively, for other-than-temporary impairment in 3rd quarter 2014 and 2nd quarter 2014.
(b)	Assumes conversion of stock options, restricted stock, and warrants.
(c)	Based on average common shareholders’ equity of $1,364,951 and $1,250,792, respectively, for September 30, 2014, and June 30, 2014.
(d)	Noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from securities transactions.
(e)	Excludes residential loans and leases held for sale and covered loans.
(f)	Includes money market investments and Federal Reserve interest earning accounts.

N/M = Not meaningful.

OLD NATIONAL BANCORP Financial Highlights (Table B)

($ in thousands except per-share data) (FTE) Fully taxable equivalent basis.	Three-Months Ended September 30
	2014	2013	$ Change	% Change
Income Data:
Net Interest Income	$108,367	$77,996	$30,371	38.9
Taxable Equivalent Adjustment	4,488	4,362	126	2.9
Net Interest Income (FTE)	112,855	82,358	30,497	37.0
Fees, Service Charges and Other Revenues	31,664	47,545	(15,881)	(33.4)
Securities Gains (Losses) (a)	2,713	186	2,527	N/M
Derivative Gains (Losses)	41	24	17	70.8
Total Revenue (FTE)	147,273	130,113	17,160	13.2
Provision for Loan Losses	2,591	(1,724)	4,315	N/M
Noninterest Expense	99,965	96,658	3,307	3.4
Income before Taxes	44,717	35,179	9,538	27.1
Provision for Taxes (FTE)	15,583	11,231	4,352	38.7
Net Income	29,134	23,948	5,186	21.7

Per Common Share Data: (Diluted) (b)
Net Income	0.26	0.23	0.03	13.0
Average Diluted Shares Outstanding	111,947	101,131	10,816	10.7
Book Value	12.35	11.51	0.84	7.3
Stock Price	12.97	14.20	(1.23)	(8.7)

Performance Ratios:
Return on Average Assets	1.07%	1.00%	0.07%	7.0
Return on Average Common Equity (c)	8.54	8.23	0.31	3.8
Net Interest Margin (FTE)	4.78	3.96	0.82	20.7
Other Expense to Revenue (Efficiency Ratio) (d)	67.41	72.96	(5.55)	(7.6)
Net Charge-offs to Average Loans (e)	0.05	0.03	0.02	66.7
Reserve for Loan Losses to Ending Loans (e)	0.73	0.88	(0.15)	(17.0)
Non-Performing Loans to Ending Loans (e)	2.43	2.52	(0.09)	(3.6)

Balance Sheet:
Average Assets	$10,853,047	$9,606,048	$1,246,999	13.0
End of Period Balances:
Assets	11,179,752	9,652,079	1,527,673	15.8
Investments	3,407,989	3,176,406	231,583	7.3
Money Market Investments (f)	25,599	29,508	(3,909)	(13.2)
Commercial Loans and Leases	1,667,150	1,416,520	250,630	17.7
Commercial Real Estate Loans	1,659,565	1,269,302	390,263	30.7
Consumer Loans	1,345,720	1,012,158	333,562	33.0
Residential Real Estate Loans	1,570,000	1,374,496	195,504	14.2
Residential Real Estate Loans Held for Sale	12,875	7,918	4,957	62.6
Earning Assets	9,688,898	8,286,308	1,402,590	16.9
Core Deposits (Excluding Brokered CDs)	8,167,743	7,208,407	959,336	13.3
Borrowed Funds (Including Brokered CDs)	1,406,537	1,052,846	353,691	33.6
Common Shareholders’ Equity	1,407,180	1,159,256	247,924	21.4

(a)	Includes $0 and $0, respectively, for other-than-temporary impairment in 3rd quarter 2014 and 3rd quarter 2013.
(b)	Assumes conversion of stock options, restricted stock, and warrants.
(c)	Based on average common shareholders’ equity of $1,364,951 and $1,164,456 respectively, for 2014 and 2013.
(d)	Noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from securities transactions.
(e)	Excludes residential loans and leases held for sale and covered loans.
(f)	Includes money market investments and Federal Reserve interest earning accounts.

N/M = Not meaningful.

OLD NATIONAL BANCORP Financial Highlights (Table C)

($ in thousands except per-share data) (FTE) Fully taxable equivalent basis.	Nine-Months Ended
	Sept. 30, 2014	Sept. 30, 2013	$ Change	% Change
Income Data:
Net Interest Income	$276,327	$236,237	$40,090	17.0
Taxable Equivalent Adjustment	12,675	12,517	158	1.3
Net Interest Income (FTE)	289,002	248,754	40,248	16.2
Fees, Service Charges and Other Revenues	109,482	137,164	(27,682)	(20.2)
Securities Gains (Losses) (a)	4,861	2,994	1,867	62.4
Derivative Gains (Losses)	291	156	135	86.5
Total Revenue (FTE)	403,636	389,068	14,568	3.7
Provision for Loan Losses	2,228	(4,572)	6,800	(148.7)
Noninterest Expense	286,321	273,757	12,564	4.6
Income before Taxes	115,087	119,883	(4,796)	(4.0)
Provision for Taxes (FTE)	40,670	43,512	(2,842)	(6.5)
Net Income	74,417	76,371	(1,954)	(2.6)

Per Common Share Data: (Diluted) (b)
Net Income	0.70	0.75	(0.05)	(6.7)
Average Diluted Shares Outstanding	105,559	101,351	4,208	4.2
Book Value	12.35	11.51	0.84	7.3
Stock Price	12.97	14.20	(1.23)	(8.7)

Performance Ratios:
Return on Average Assets	0.98%	1.06%	(0.08)%	(7.5)
Return on Average Common Equity (c)	7.85	8.58	(0.73)	(8.5)
Net Interest Margin (FTE)	4.37	3.99	0.38	9.5
Other Expense to Revenue (Efficiency Ratio) (d)	70.21	69.30	0.91	1.3
Net Charge-offs to Average Loans (e)	0.02	0.04	(0.02)	(50.0)
Reserve for Loan Losses to Ending Loans (e)	0.73	0.88	(0.15)	(17.0)
Non-Performing Loans to Ending Loans (e)	2.43	2.52	(0.09)	(3.6)

Balance Sheet:
Average Assets	$10,124,212	$9,581,339	$542,873	5.7
End of Period Balances:
Assets	11,179,752	9,652,079	1,527,673	15.8
Investments	3,407,989	3,176,406	231,583	7.3
Money Market Investments (f)	25,599	29,508	(3,909)	(13.2)
Commercial Loans and Leases	1,667,150	1,416,520	250,630	17.7
Commercial Real Estate Loans	1,659,565	1,269,302	390,263	30.7
Consumer Loans	1,345,720	1,012,158	333,562	33.0
Residential Real Estate Loans	1,570,000	1,374,496	195,504	14.2
Residential Real Estate Loans Held for Sale	12,875	7,918	4,957	62.6
Earning Assets	9,688,898	8,286,308	1,402,590	16.9
Core Deposits (Excluding Brokered CDs)	8,167,743	7,208,407	959,336	13.3
Borrowed Funds (Including Brokered CDs)	1,406,537	1,052,846	353,691	33.6
Common Shareholders’ Equity	1,407,180	1,159,256	247,924	21.4

(a)	Includes $100 and $0, respectively, for other-than-temporary impairment in 2014 and 2013.
(b)	Assumes conversion of stock options, restricted stock, and warrants.
(c)	Based on average common shareholders’ equity of $1,264,214 and $1,186,688, respectively, for 2014 and 2013.
(d)	Noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from securities transactions.
(e)	Excludes residential loans and leases held for sale and covered loans.
(f)	Includes money market investments and Federal Reserve interest earning accounts.

N/M = Not meaningful.